-- Cohen --               Cohen Fund Audit Services, Ltd. | 440.835.8500
-------------------           800 Westpoint Pkwy., Suite 1100 | 440.835.1093 fax
Fund Audit Services           Westlake, OH 44145-1524         |
                                                              |
                              www.cohenfund.com               |


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As the independent registered public accounting firm, we hereby consent to the use of our report incorporated by reference herein dated October 20, 2008 on the financial statements of the Monteagle Funds, comprising Monteagle Fixed Income Fund, Monteagle Quality Growth Fund, Monteagle Large Cap Fund, Monteagle Select Value Fund, Monteagle Value Fund and Monteagle Informed Investor Growth Fund as of August 31, 2008 and for the periods indicated therein and to all references to our firm in the Prospectuses and the Statement of Additional Information in this Post-Effective Amendment to the Monteagle Funds Registration Statement on Form N-1A.


Cohen Fund Audit Services, Ltd.
Westlake, Ohio
June 5, 2009